Exhibit 99.2

Vivakor Engages International Business Strategist to Advance Proposed Airport Energy Infrastructure Project

Marcela Ronquillo Hinojosa to Support Strategic Partnerships, Financing Opportunities and Development of Hydrogen and CNG Infrastructure

Dallas, TX – GlobeNewswire – November 3, 2026 – Vivakor, Inc. (Nasdaq: VIVK) (“Vivakor” or the “Company”), an integrated provider of energy transportation, storage, reuse and remediation services, today announced the engagement of international business strategist Marcela Ronquillo Hinojosa as a strategic consultant to support the development of the Company’s proposed hydrogen and compressed natural gas (“CNG”) infrastructure project at a major international airport in Texas.

The engagement follows Vivakor’s recent announcement of a nonbinding letter of intent to pursue a long-term lease of approximately 12.9 acres at the airport for the development of hydrogen and CNG fueling infrastructure, with potential future expansion into hydrogen production using airport-generated organic waste.

Ms. Ronquillo Hinojosa brings more than 20 years of experience in international business development, strategic partnerships and sustainable infrastructure. In her consulting role, she is expected to assist Vivakor in developing strategic relationships, identifying prospective financing opportunities and coordinating partnerships to support the advancement of the proposed airport project.

“Developing a project of this scale requires strong strategic partnerships and access to capital,” said James Ballengee, Chairman, President and Chief Executive Officer of Vivakor. “Marcela brings extensive international relationships and experience connecting businesses, financial institutions and government stakeholders. We believe her involvement will help us establish the commercial and financial relationships necessary to move this initiative forward.”

Ms. Ronquillo Hinojosa is the Founder and Chief Executive Officer of NewSpace Capital LLC, which develops and structures sustainable infrastructure initiatives, and Earth Carbon LLC, which focuses on ecosystem conservation and carbon market development. She also serves as Vice President of COMENER, the Mexican Energy Council, and previously served as Executive Director of EarthX Latin America, where she facilitated collaboration among corporations, governments and international organizations on sustainability initiatives.

“Vivakor’s proposed airport energy infrastructure project presents an exciting opportunity to bring together sustainable energy solutions and strategic investment,” said Ms. Ronquillo Hinojosa. “I look forward to leveraging my relationships and experience to help establish partnerships, identify financing opportunities and support the long-term success of this initiative.”

About Vivakor, Inc.

Vivakor, Inc. is an integrated provider of sustainable energy transportation, storage, reuse, and remediation services. Its corporate mission is to develop, acquire, accumulate, and operate assets, properties, and technologies in the energy sector. Vivakor’s integrated facilities assets provide crude oil, storage, transportation, reuse, and remediation services under long-term contracts. Once operational, Vivakor’s interest in oilfield waste remediation facilities will facilitate the recovery, reuse, and disposal of petroleum byproducts and oilfield waste products.

For more information, please visit our website: http://vivakor.co

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. Forward-looking statements may be identified but not limited by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to, the expected transaction and ownership structure, the valuation of the transaction, the likelihood and ability of the parties to successfully and timely consummate planned acquisitions, the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Vivakor or the expected benefits of the such transaction, our ability to maintain the listing of our securities on The Nasdaq Capital Market, the parties failure to realize the anticipated benefits of pending transactions, disruption and volatility in the global currency, capital, and credit markets, changes in federal, local and foreign governmental regulation, changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks, our ability to successfully develop products, rapid change in our markets, changes in demand for our future products, and general economic conditions.

These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Vivakor’s filings with the U.S. Securities and Exchange Commission, which factors may be incorporated herein by reference. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Vivakor or the date of such information in the case of information from persons other than Vivakor, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding the industries and markets are based on sources we believe to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Investor Contact:
P: 469-480-7175
info@vivakor.com